UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 14, 2015
Merit Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2015, Merit Medical Systems, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial Report”) for the purpose of reporting the retirement of Martin R. Stephens, formerly the Executive Vice President of Sales of the Company.

The purpose of this Amendment No. 1 to the Initial Report is to provide a summary of the severance arrangement negotiated between the Company and Mr. Stephens subsequent to the filing of the Initial Report, as set forth in a Separation Agreement and Release of All Claims, dated April 24, 2015, executed by the Company and Mr. Stephens (the “Severance Agreement”). Among other terms and conditions, the Severance Agreement provides for Mr. Stephens’ release of all claims, liabilities and causes of action he has, had or may have against the Company and its affiliates and obligates Mr. Stephens to comply with various restrictive covenants relating to, among other things, protection of the Company’s confidential information, non-competition against the Company, non-solicitation of the Company’s employees, customers, suppliers and other parties and non-disparagement of the Company. In exchange for the release provided, and the covenants undertaken, by Mr. Stephens, the Separation Agreement obligates the Company to pay a total of $625,000 to Mr. Stephens.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: May 4, 2015	By:	/s/ Rashelle Perry
Chief Legal Officer